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                                                                   EXHIBIT 10.19


                 SECOND AMENDMENT TO CREDIT AGREEMENT AND NOTE

THIS SECOND AMENDMENT TO CREDIT AGREEMENT AND NOTE (this "AMENDMENT") dated effective as of January 28, 1998 (the "EFFECTIVE DATE"), is by and between DTM CORPORATION ("BORROWER") and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION, a national banking association whose principal office is located in Houston, Texas ("BANK," formerly known as Texas Commerce Bank National Association).

PRELIMINARY STATEMENT.  Bank and Borrower entered into a Credit Agreement (with
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Borrowing Base) dated as of August 6, 1997, as amended by the First Amendment to
Credit Agreement and Note dated October 1, 1997 ("First Amendment") (as amended, "CREDIT AGREEMENT"). The "Agreement", as used in the Credit Agreement, shall also refer to the Credit Agreement as amended by this Amendment. All capitalized terms defined in the Credit Agreement and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Borrower has executed and delivered payable to the order of Bank its Revolving Promissory Note dated August 6, 1997, in the original principal amount of $6,000,000.00 (but subject to a limitation as to availability of $2,000,000.00 under the terms of the First Amendment) as amended by the First Amendment (as amended, "Note"). The "Note" as used in the Credit Agreement and the Note shall refer to the Note as amended by this Amendment.

The B.F. Goodrich Company ("Guarantor") has executed and delivered its guaranty dated October 1, 1997 ("Guaranty") guaranteeing Borrower's obligations as defined and subject to the limitations, terms and conditions set out therein.

The parties now desire to extend the stated Termination Date of the revolving Commitment and the stated maturity date of the Note each to April 1, 1999, and make certain other modifications to the Credit Agreement as set out herein.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Section 1.1 of the Credit Agreement is amended by substituting "April 1, 1999" for "June 1, 1998," wherever the latter appears (indicating the stated Termination Date).

2. The first paragraph of the Note is amended by substituting "April 1, 1999" for "June 1, 1998," where the latter appears (indicating the stated maturity date of such Note).

3. In consideration of the extension of maturity provided for in this Amendment, Borrower agrees to pay a one-time, nonrefundable fee of $7,500.00, due and payable in full upon execution of this Amendment.

4. Borrower further acknowledges that each of the other Loan Documents is in all other respects ratified and confirmed, and all of the rights, powers and privileges created thereby or thereunder are ratified, extended, carried forward and remain in full force and effect except as the Credit Agreement and the Note are amended by this Amendment.

5. WAIVER AGREEMENT: Bank has agreed to waive Borrower's compliance with the following specific requirements as described and limited below for the period from the Effective Date of the Second Amendment to April 1, 1999:


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(A)  The requirements in 2.1(b)(2) to submit a Borrowing Base Report with a
     Request for a Loan; and submit a Borrowing Base Report on a monthly or weekly basis; and that accounts receivable agings and listings and accounts payable agings be submitted, all as required by the Borrowing Base Report, Exhibit C and section 4.3;
(B) The requirement in 2.1(e) that the asset audit by Bank be found acceptable to the Bank in is sole judgment;
(C) The representation in 3.2 regarding material adverse change and change in the condition, financial or otherwise, of the Borrower and its Consolidated Subsidiaries;
(D) The representation in Section 3.4 that neither Borrower nor any Subsidiary of Borrower is in default in the payment of any other material agreement to which it is party;
(E) The requirement to comply with the lockbox requirements and to provide notice to account debtors of the Lockbox contained in 4.9 & 4.10 and 5.9;
(F)  The restriction on additional indebtedness and liens in section 5.1 & 5.2
(G) Compliance with the financial covenants required by 5.3 as described in Exhibit C B. 1, 2, & 3 (Tangible Net Worth; Quick Ratio and EBITDA); and
(H) The Events of Default described in 6.1(b) (c) &(d) but only as they relate to Borrower as Obligor; and as to (c) and (d), only as to the covenants that have been waived for purposes of 6.1(d).

The waivers contained herein do not constitute a waiver of any other defaults not described in this Amendment that may currently exist or that may hereafter occur. Bank's delay in exercising any of its rights under the Credit Agreement does not constitute a waiver of any rights or interests of Bank except as specifically agreed to in writing by Bank. This Section is not a general waiver of the above-referenced covenants, or the Events of Default or any other requirements contained in the Agreement or any other Loan Document. Bank has the right to refuse to make a Loan at any time that Borrower is not in compliance with the terms of the Agreement as amended by this Amendment If Bank elects to make any Loans to Borrower while Borrower is out of compliance with the Agreement or during the existence of an Event of Default, the making of the Loan shall not constitute a waiver of any defaults then existing or thereafter arising under the Agreement, and will not constitute the agreement of Bank to make further Loans. This Section constitutes the only evidence of Bank's waiver of compliance with the above cited Sections of the Credit Agreement and then only for the period described in this Amendment.

6. This Amendment shall be included within the definition of "Loan Documents" as used in this Agreement.

7. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each when so executed shall be deemed an original and all of which taken together shall constitute but one and the same agreement.

8. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND AS APPLICABLE, THE LAWS OF THE UNITED STATES OF AMERICA.

THIS WRITTEN AMENDMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE A "LOAN AGREEMENT" AS DEFINED IN SECTION 26.02(a) OF THE TEXAS BUSINESS & COMMERCE CODE, AND REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY


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EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed effective as of its Effective Date.


BORROWER:  DTM CORPORATION                      BANK:  CHASE BANK OF TEXAS,
                                                           NATIONAL ASSOCIATION

By: /s/John S. Murchison, III____
Name:  John S. Murchison, III                   By: /s/ Donna Tanner Day
President & CEO                                 Name:   Donna Tanner-Day,
Address:  1611 Headway Circle                           Vice President
               Building 2                       Address: P. O. Box 550,
               Austin, Texas 78754                       Austin, Texas 78789